SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 1, 2004

                                   __________


                          INTERNET COMMERCE CORPORATION
             (Exact name of registrant as specified in its charter)



            Delaware                   024996                    13-3645702
 (State or other jurisdiction of   (Commission file          (I.R.S. employer
  incorporation or organization)       number)              identification no.)



           805 Third Avenue,
       New York, New York 10022                                  10022
(Address of principal executive offices)                       (Zip code)


       Registrant's telephone number, including area code: (212) 271-7640

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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[ ]   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

(c) The Board of Directors of the Registrant appointed Glen E. Shipley, 54, as the Registrant's Chief Financial Officer, effective November 1, 2004. Since March 2004, Mr. Shipley has served as a financial consultant to several commercial enterprises. From May 2003 to March 2004, Mr. Shipley served as Chief Financial Officer of Melita International, Inc., which was recently acquired by Concerto Software, Inc. From February 2002 to May 2003, Mr. Shipley served as a consultant for various software and genomics companies on operational and financial issues. From October 2000 to January 2002, Mr. Shipley served as Chief Financial Officer and Administrative Officer for eshare communications, Inc., a leading provider of integrated customer interaction and intelligent call management solutions, which was later acquired by divine, Inc. From October 1998 to September 2000, Mr. Shipley served as Chief Financial Officer and Secretary of Vanishing Point, Inc., a venture backed start-up company that utilized advanced technology to deliver aesthetic medical treatments in retail settings. Mr. Shipley received a M.B.A. from UCLA and his J.D. from Seattle University. He has held a certified public accountant certificates in California and Washington and is a current member of the bar in Washington.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Internet Commerce Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2004

                                       INTERNET COMMERCE CORPORATION


                                       By: /s/ Thomas Stallings
                                          ---------------------------------
                                          Thomas Stallings
                                          Chief Executive Officer






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